Exhibit 10.1

TURNSTONE BIOLOGICS INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

October 1, 2016

TURNSTONE BIOLOGICS INC.

(the “Company”)

EQUITY INCENTIVE PLAN

PREAMBLE

A.	The Company adopted an Equity Incentive Plan on October 2, 2015 (the “Original Plan”).

B.	The Company wishes to amend and restate the Original Plan in the manner contemplated herein.

ARTICLE 1

PURPOSE

1.1	Purpose of this Plan

The purpose of this Plan is to assist the Company in attracting, retaining and motivating key employees, officers, directors and consultants of the Company or of a Related Entity who will contribute to the Company’s long-term success by providing them incentives that align their interests with those of the shareholders of the Company.

1.2	Available Awards

Awards that may be granted under this Plan include: (a) Options; (b) ISOs; and (c) Restricted Awards.

1.3	No Changes to Outstanding Awards

This Plan shall have no effect on any outstanding Awards granted under the Original Plan, which shall continue in effect in accordance with their terms and conditions and the terms and conditions of the Original Plan.

ARTICLE 2

INTERPRETATION

2.1	Definitions

When used herein, unless the context otherwise requires, the following terms have the following meanings, respectively:

“Award” means any right granted under this Plan, including (a) Options; (b) ISOs; and (c) Restricted Awards;

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under this Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Unless specifically stated otherwise, each Award Agreement shall be subject to the terms and conditions of this Plan;

“Awardee” means a Participant who has been granted one or more Awards; “Board” means the board of directors of the Company;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Common Shares” means the Voting Common Shares or the Non-Voting Common Shares in the capital of the Company;

“Consultant Participant” means an individual or a consultant company, other than an Employee Participant, a Director Participant or an Executive Participant, that:

(a)	is engaged to provide services on a bona fide basis to the Company or a Related Entity, other than services provided in relation to a distribution of securities of the Company or a Related Entity;

(b)	provides the services under a written contract with the Company or a Related Entity; and

(c)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Related Entity.

For the purposes of this definition, “consultant company” means, with respect to an individual consultant, either (i) a company of which the individual consultant is an employee or shareholder; or (ii) a partnership of which the individual consultant is an employee or partner;

“Date of Grant” means, for any Award, the date specified by the Board at the time it grants the Award (provided, however, that such date shall not be prior to the date the Board acts to grant the Award) or, if no such date is specified, the date upon which the Award was granted;

“Director” means a member of the Board or a member of the board of directors of a Related Entity;

“Director Participant” means a Director, who is not an officer or employee of the Company or of a Related Entity;

“Disabled” or “Disability” means the permanent and total incapacity of an Optionee as determined in accordance with procedures established by the Board for purposes of this Plan;

“Dividend Equivalents” has the meaning set forth in Section 5.2(b);

“Employee Participant” means a current employee (other than an Executive Participant or a Consultant Participant) of the Company or of a Related Entity;

“Executive Participant” means an officer of the Company or of a Related Entity;

“Exercise Notice” means a notice in writing, in the form set out in Schedule B, signed by an Optionee and stating the Optionee’s intention to exercise a particular Option;

“Exercise Period” means the period of time during which an Option granted under this Plan may be exercised in accordance with this Plan;

“Exercise Price” means the price at which an Option Share may be purchased pursuant to the exercise of an Option;

“Fair Market Value” means, as of any date, the value of a Common Share as follows: (i) if the Common Share is listed on any established stock exchange or a national market system, the “Fair Market Value” shall be the closing price of a Common Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination; or (ii) in the absence of an established market for the Common Share, the “Fair Market Value” shall be determined in good faith by the Board and such determination shall be conclusive and binding on all persons;

“Individual Optionee” means an Optionee who is an individual;

“Initial Public Offering” means any initial public offering of the Company’s securities resulting in the Company’s securities being publicly traded on a recognized North American stock exchange (including, for greater certainty, the NASDAQ National Market);

“ISO” has the meaning set forth in Section 4.11;

“Liquidity Event” means:

(a)

any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(b)

the consummation of a merger, amalgamation, arrangement or other transaction or series of related transactions resulting in the combination of the Corporation with or into another entity (including an issuance from treasury of securities in the capital of the Corporation), where the shareholders of the Corporation immediately prior to such transaction or series of related transactions, directly or indirectly do not continue to hold more than a 50% voting interest in the continuing or surviving entity immediately following such transaction or series of related transactions and no shareholder who held less than a 50% voting interest in the Corporation before such event holds directly or indirectly more than a 50% voting interest in the continuing or surviving entity immediately following such event;

(c)

any sale or other disposition or series of related sales or dispositions of the outstanding Shares (other than, for greater certainty, an issuance from treasury of securities in the capital of the Corporation) where the Shareholders immediately prior to such transaction or series of related transactions, directly or indirectly, do not continue to hold more than a 50% voting interest in the Corporation immediately following such transaction or series of related transactions and no Shareholder who held less than a 50% voting interest in the Corporation before such event holds directly or indirectly more than a 50% voting interest in the Corporation immediately following such event; or

(d)

any sale, lease, transfer, exclusive license or other disposition of all or substantially all of the Corporation’s assets or all or substantially all of the Corporation’s intellectual property (other than a sale, lease transfer, exclusive license or other disposition to a wholly-owned subsidiary of the Corporation);

provided that, for greater certainty, the following events shall not constitute a “Liquidity Event”: (i) an amalgamation, merger or consolidation of the Corporation with or into a wholly-owned subsidiary; (ii) a transaction undertaken solely for the purpose of changing the Corporation’s place of domicile or jurisdiction of incorporation; (iii) an equity or debt financing of the Corporation; or (iv) an Initial Public Offering (such meaning of “Liquidity Event”, for greater certainty, is identical to the meaning given to the term “Liquidation Event” in the Shareholders Agreement and if the definition of “Liquidation Event” is hereafter amended in the Shareholders Agreement, the definition of “Liquidity Event” in this Plan shall be automatically amended accordingly with no further action required);

“Liquidity Event Price” means the amount payable in respect of each Common Share upon the occurrence of the Liquidity Event; provided that in the absence of an established amount payable in connection with the Liquidity Event, the “Liquidity Event Price” shall be determined in good faith by the Board and such determination shall be conclusive and binding on all persons;

“Option” means a right to purchase Common Shares under this Plan that is non- assignable and non-transferable unless otherwise approved by the Board;

“Optionee” means a Participant who has been granted one or more Options;

“Option Shares” means Common Shares that will be issued by the Company upon the exercise of outstanding Options;

“Participant” means an Employee Participant, a Director Participant, an Executive Participant or a Consultant Participant;

“person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, limited liability company, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Plan” means this Equity Incentive Plan, as may be amended or restated from time to time;

“Power of Attorney” has the meaning set forth in Section 3.6;

“Related Entity” means a person that controls or is controlled by the Company or that is controlled by the same person that controls the Company;

“Restricted Award” means any Award granted pursuant to Article 5;

“Restricted Period” has the meaning set forth in Section 5.1;

“Restricted Shares” has the meaning set forth in Section 5.1;

“Restricted Share Units” has the meaning set forth in Section 5.1;

“Retirement” means retirement from active employment with the Company or a Related Entity at or after age 65 or, with the consent for purposes of this Plan of such officer of the Company as may be designated by the Board, at or after such earlier age and upon the completion of such years of service as the Board may specify;

“Shareholders Agreement” means the Amended and Restated Shareholders Agreement between the Company and its shareholders dated October 2, 2015, as may be amended, restated or replaced from time to time;

“Termination Date” means:

(a)

in the case of an Employee Participant or Executive Participant whose employment or term of office, as the case may be, with the Company or a Related Entity terminates in the circumstances set out in Section 4.7(b) or Section 4.7(c), the later of: (i) the date that is the last day of any statutory notice period applicable to the Awardee pursuant to applicable employment standards legislation; and (ii) the date that is designated by the Company or a Related Entity, as the case may be, as the last day of the Awardee’s employment or term of office with the Company or the Related Entity, as the case may be, provided that in the case of termination of employment by voluntary resignation by the Awardee, such date shall not be earlier than the date the notice of resignation was given, and “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Company or the Related Entity (as the case may be) may be required at law to provide to the Awardee expires;

(b)	in the case of a Director Participant who ceases to hold office in the circumstances set out in Section 4.7(d), the date upon which the Awardee ceases to hold office; or

(c)

in the case of a Consultant Participant whose consulting agreement or arrangement with the Company or a Related Entity, as the case may be, terminates in the circumstances set out in Section 4.7(e) or Section 4.7(f), the date that is designated by the Company or the Related Entity, as the case may be, as the date on which the Awardee’s consulting agreement or arrangement is terminated, provided that in the case of voluntary termination by the Awardee of the Awardee’s consulting agreement or arrangement, such date shall not be earlier than the date that notice of voluntary termination was given, and “Termination Date” specifically does not mean the date on which any period of notice of termination that the Company or the Related Entity (as the case may be) may be required to provide to the Awardee under the terms of the consulting agreement or arrangement expires;

“Vesting Commencement Date” means, for any Option, the date for vesting of such Option to commence, as specified by the Board at the time it grants such Option, or, if no such date is specified, the Date of Grant; and

2.2	Interpretation

(a)	This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)	Whenever the Board is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of the Board.

(c)	As used herein, the terms “Article”, “Section” and “Schedule” mean and refer to the specified Article, Section and Schedule of this Plan, respectively.

(d)	Where the word “including” or “includes” is used in this Plan, it means “including (or includes) without limitation”.

(e)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(f)	Unless otherwise specified, all references to money amounts are to Canadian dollars.

ARTICLE 3

PLAN ADMINISTRATION

3.1	Plan Administration

This Plan will be administered by the Board and the Board has sole and complete authority, in its discretion, to:

(a)	construe and interpret this Plan and apply its provisions;

(b)	promulgate, amend and rescind rules and regulations relating to the administration of this Plan;

(c)	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

(d)	determine when Awards are to be granted under this Plan and the applicable Date of Grant;

(e)	select, from time to time, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(f)	determine the number and type of Common Shares to be made subject to each Award;

(g)

prescribe the terms and conditions of each Award, including the Exercise Price, the Vesting Commencement Date and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(h)	determine whether each Option is to be an ISO or a nonqualified stock option for purposes of the Code;

(i)

determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of this Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company’s employment policies;

(j)	make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(k)	cancel, amend, adjust or otherwise change any Award under circumstances as the Board may consider appropriate in accordance with the provisions of this Plan;

(l)	delegate the day-to-day administration of this Plan to officers and employees of the Company or a Related Entity;

(m)

to the extent permitted by applicable law, delegate to a committee of the Board (for purposes of this Section 3.1, the “Committee”) all or any of the powers conferred on the Board pursuant to this Plan and, in such event: (i) the Committee shall be permitted to exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board; and (ii) any determinations or actions taken by the Committee within its delegated authority are conclusive and binding on the Company and all other persons;

(n)	interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; and

(o)

exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of this Plan, including any delegation of authority under this Plan.

The Board’s determinations and actions within its authority under this Plan are conclusive and binding on the Company and all other persons.

3.2	Eligibility

All Participants are eligible to participate in this Plan, subject to Sections 4.6(b) and 4.7(g). Eligibility to participate does not confer upon any Participant any right to be granted Awards pursuant to this Plan. The extent to which any Participant is entitled to be granted Awards pursuant to this Plan will be determined in the discretion of the Board.

3.3	Total Common Shares Subject to this Plan

(a)

Subject to adjustment in accordance with Article 6, the aggregate number of Common Shares that may be issued pursuant to the grant of Awards (which number shall be deemed to include the number of any hypothetical Common Shares corresponding to any Restricted Share Units) shall not exceed 2,755,000. No Award may be granted if such grant would have the effect of causing the total number of Common Shares (including any hypothetical Common Shares corresponding to any Restricted Share Units) subject to this Plan to exceed the above-noted total number of Common Shares reserved for issuance.

(b)

To the extent Awards terminate for any reason, are forfeited or are cancelled, the Common Shares subject to such Awards shall be added back to the number of Common Shares reserved for issuance under this Plan and such Common Shares will again become available for grant under this Plan.

(c)	All Common Shares that may be issued pursuant to the grant of Awards under this Plan, as adjusted in accordance with Article 6, shall be available for issuance as ISOs.

3.4	Award Agreements

All Awards under this Plan will be evidenced by Award Agreements. Such Award Agreements will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Board may direct. The Board shall authorize and empower any director or officer of the Company to execute and deliver, for and on behalf of the Company, an Award Agreement to each Participant.

3.5	Shareholders Agreement

Each Awardee shall be required, at the time of exercising an Option, upon receiving Restricted Shares or upon receiving Common Shares in connection with the settlement of a Restricted Share Unit, to sign and deliver an adoption agreement or counterpart and acknowledgement to each Shareholders Agreement then in effect and any other agreement that the Company requires a holder of Common Shares to sign (to the extent that such agreements exist and such Awardee is not already a party to such agreements), in form and substance satisfactory to the Company. Each Awardee acknowledges that the Shareholders Agreement restrict transfers of Common Shares.

3.6	Power of Attorney

Unless otherwise determined by the Board, at the time of exercising an Option, upon receiving Restricted Shares or upon receiving Common Shares in connection with the settlement of a Restricted Share Unit, each Awardee shall be required to sign and deliver an irrevocable power of attorney (the “Power of Attorney”), in the form attached hereto as Schedule C (subject to such amendments thereto as the Board may, in its discretion, require from time to time).

ARTICLE 4

OPTIONS

4.1	Grant of Options

The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant Options to any Participant pursuant to an Award Agreement. An Award Agreement evidencing a grant of Options shall be substantially in the form attached as Schedule A.

4.2	Exercise Price

(a)	Prior to an Initial Public Offering, the Exercise Price per Option Share purchasable under an Option shall be the price as determined by the Board and in effect on the Date of Grant.

(b)

After an Initial Public Offering, the Board will establish the Exercise Price at the time each Option is granted, which Exercise Price must in all cases be not less than the price required by applicable regulatory authorities.

4.3	Term of Options

Subject to any accelerated termination as set forth in this Plan, each Option, unless otherwise specified by the Board, expires on the tenth anniversary of the Vesting Commencement Date, provided that in no event will the Exercise Period of an Option exceed 10 years.

4.4	Vesting Schedule

(a)	Unless otherwise specified by the Board at the time of granting an Option and except as otherwise provided in this Plan, each Option will vest and be exercisable as follows:

(i)

such Option with respect to 1/4 of the Option Shares shall vest and become exercisable on the first anniversary of the Vesting Commencement Date, and shall remain exercisable up to and including the tenth anniversary of the Vesting Commencement Date; and

(ii)

such Option with respect to 1/48 of the Option Shares shall vest and become exercisable monthly (in arrears), commencing one full calendar month after the first anniversary of the Vesting Commencement Date and monthly thereafter to the fourth anniversary of the Vesting Commencement Date, and shall remain exercisable up to and including the tenth anniversary of the Vesting Commencement Date;

provided that in no event will an Option be exercisable after the expiration or termination of such Option.

(b)

For greater certainty, once an installment becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Board. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable. The Board has the right to accelerate the date upon which any installment of any Option becomes exercisable.

(c)	Subject to the provisions of this Plan and any Award Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Company.

4.5	Payment of Exercise Price

Unless otherwise specified by the Board at the time of granting an Option, the Exercise Notice must be accompanied by payment in full of the purchase price for the Option Shares to be purchased. The Exercise Price must be fully paid in cash, or by certified cheque, bank draft or money order payable to the Company or by such other means as might be specified from time to time by the Board. No Common Shares will be issued or transferred until full payment therefor has been received by the Company. Until the occurrence of a Liquidity Event, any certificate or certificates representing the acquired Common Shares shall be held by the Company, on behalf of the Optionee, with the Company’s corporate records.

4.6	Retirement, Death or Disability of Individual Optionee

Subject to Section 4.8, or unless otherwise specified by the Board at the time of granting an Option, if an Individual Optionee dies or becomes Disabled while the Individual Optionee is an employee, director or officer of the Company or a Related Entity, or if the employment or term of office of the Individual Optionee with the Company or a Related Entity terminates due to Retirement, then:

(a)

the executor or administrator of the Individual Optionee’s estate or the Individual Optionee, as the case may be, may exercise any Options of the Individual Optionee to the extent that the Options have vested as at the date of such death, Disability or Retirement and the right to exercise such Options terminates on the earlier of: (i) the date on which the Exercise Period of the particular Option expires; or (ii) the date that is 60 days after the Individual Optionee’s death, Disability or Retirement. Any Options held by the Individual Optionee that have not vested as at the date of death, Disability or Retirement immediately expire and are cancelled on such date; and

(b)	the Individual Optionee’s eligibility to receive further grants of Options under this Plan ceases as of the date of the Individual Optionee’s death, Disability or Retirement, as the case may be.

4.7	Termination of Employment or Services

Subject to Section 4.8 or unless otherwise specified by the Board at the time of granting an Option:

(a)

Where, in the case of an Employee Participant, an Executive Participant or a Director Participant, an Individual Optionee’s employment or term of office with the Company or a Related Entity ceases by reason of the Individual Optionee’s death, Disability or Retirement, then the provisions of Section 4.6 will apply.

(b)

Where, in the case of an Employee Participant or Executive Participant, an Individual Optionee’s employment or term of office is terminated: (x) by the Company or a Related Entity without cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice); or (y) by reason of the voluntary resignation by such Individual Optionee, then except as provided otherwise in such Participant’s employment, retention or similar agreement, any Options held by the Individual Optionee that have vested as at the Termination Date continue to be exercisable by the Individual Optionee until the earlier of: (i) the date on which the Exercise Period of the particular Option expires; or (ii) the date that is 60 days after the Termination Date. Any Options held by the Individual Optionee that have not vested as at the Termination Date immediately expire and are cancelled on the Termination Date.

(c)

Where, in the case of an Employee Participant or Executive Participant, an Individual Optionee’s employment or term of office terminates by reason of termination by the Company or a Related Entity for cause, then any Options held by the Individual Optionee, whether or not they have vested as at the Termination Date, immediately expire and are cancelled on the Termination Date.

(d)

Where, in the case of a Director Participant, an Individual Optionee ceases to hold office, then any Options held by the Individual Optionee that have vested as at the Termination Date continue to be exercisable by the Individual Optionee until the earlier of: (i) the date on which the Exercise Period of the particular Option expires; or (ii) the date that is 60 days after the Termination Date; except that this Section 4.7(d) will not apply if such Director Participant is also an Employee Participant, Executive Participant or a Consultant Participant and such Participant’s employment or consulting agreement is not terminated. Any Options held by the Individual Optionee that have not vested as at the Termination Date immediately expire and are cancelled on the Termination Date; except for such Director Participant who is also an Employee Participant, Executive Participant or a Consultant Participant and such Participant’s employment or consulting agreement is not terminated.

(e)

Where, in the case of a Consultant Participant, except as provided otherwise in the Consultant Participant’s consulting agreement, an Optionee’s consulting agreement or arrangement terminates by reason of: (i) termination by the Company or a Related Entity for any reason whatsoever other than for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Optionee’s consulting agreement or arrangement); or (ii) the death or Disability of the Individual Optionee, then any Options held by the Optionee that have vested as at the Termination Date, or at the date of the death or Disability of the Individual Optionee, as the case may be, continue to be exercisable by the Optionee until the earlier of: (i) the date on which the Exercise Period of the particular Option expires; or (ii) the date that is 60 days after the Termination Date. Any Options held by the Optionee that have not vested as at the Termination Date, or at the date of the death or Disability of the Individual Optionee, as the case may be, immediately expire and are cancelled on the Termination Date.

(f)

Where, in the case of a Consultant Participant, an Optionee’s consulting agreement or arrangement terminates by reason of: (i) termination by the Company or a Related Entity for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Optionee’s consulting agreement or arrangement); or (ii) voluntary termination by the Optionee (whether or not such termination is effected in compliance with any termination provisions contained in the Optionee’s consulting agreement or arrangement), then any Options held by the Optionee, whether or not such Options have vested as at the Termination Date, immediately expire and are cancelled on the Termination Date.

(g)

An Optionee’s eligibility to receive further grants of Options under this Plan ceases as of the date that the Company or a Related Entity, as the case may be, provides the Optionee with written notification that the Optionee’s employment, term of office, consulting agreement or arrangement, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date.

(h)

Notwithstanding Sections 4.7(b), 4.7(d) and 4.7(e), unless the Board, in its discretion, otherwise determines, at any time and from time to time, Options are not affected by a change of employment or engagement within or among the Company or a Related Entity for so long as the Employee Participant continues to be an employee of the Company or a Related Entity, or for so long as the Executive Participant continues to be an officer of the Company or a Related Entity, or for so long as the Director Participant continues to be a director of the Company or a Related Entity, or for so long as the Consultant Participant continues to be engaged as a consultant to the Company or a Related Entity, as the case may be.

4.8	Discretion to Permit Exercise

Notwithstanding the provisions of Sections 4.6 and 4.7, the Board may, in its discretion, at any time prior to or following the events contemplated in such sections, permit the exercise of any or all Options held by the Optionee, in the manner and on the terms authorized by the Board, provided that the Board will not, in any case, authorize the exercise of an Option pursuant to this Section 4.8 beyond the expiration of the Exercise Period of the particular Option.

4.9	Liquidity Event

Notwithstanding anything else in this Plan or any Award Agreement, the Board may, in connection with a Liquidity Event and at its sole discretion and without the consent of any Optionee, take such steps as are necessary or desirable with respect to all outstanding Options that are in the best interests of the Company, including:

(a)	take such steps as are necessary or desirable to cause the conversion or exchange of each of the outstanding Options into or for:

(i)	Common Shares on a net issuance basis in accordance with the following formula:

X = Y (A - B) / A

where:

X	= The number of Common Shares to be issued to the Optionee in respect of an Option;

Y	= The number of Option Shares subject to such Option;

A	= The Liquidity Event Price;

B	= The Exercise Price for such Option Shares; or

(ii)

options, rights or other securities of substantially equivalent value (or greater value), as determined by the Board in its discretion, in any entity participating in or resulting from such Liquidity Event;

(b)

accelerate the vesting of any or all outstanding Options to provide that such outstanding Options shall be fully vested and exercisable contemporaneously with the completion of the transaction resulting in the Liquidity Event provided that the Board shall not, in any case, authorize the exercise of Options pursuant to this section beyond the Exercise Period of the Options. If any of such Options are not exercised contemporaneously with completion of the transaction resulting in the Liquidity Event, such unexercised Options shall terminate and expire upon the completion of the transaction resulting in the Liquidity Event;

(c)

determine that any or all outstanding Options will be purchased by the Company or a Related Entity at the Liquidity Event Price less the applicable Exercise Price for the Option Shares available to be purchased under such Options. The Option Shares available to be purchased under the outstanding Options may only be purchased by the Company or a Related Entity, as described above, if the Liquidity Event Price is higher than the Exercise Price for such Option Shares, and the Company may cancel any Options where the applicable Exercise Price for the Options Shares available to be purchased under such Options is greater than the Liquidity Event Price; and/or

(d)	cancel any or all of such outstanding unvested Options.

4.10 Conditions of Exercise

Without limiting Sections 3.5 and 3.6, each Optionee will, when requested by the Company, sign and deliver all such documents relating to the granting or exercise of Options which the Company deems necessary or desirable.

4.11	Incentive Stock Options

The following provisions shall apply, in addition to the other provisions of this Plan which are not inconsistent therewith, to Options intended to qualify as “incentive stock options” (each, for purposes of this Section 4.11, an “ISO”) under Section 422 of the Code:

(a)

Options may be granted as ISOs only to individuals who are employees of the Company or any present or future “subsidiary corporation” or “parent corporation” as those terms are defined in Section 424 of the Code (collectively, for purposes of this Section 4.11, “Related Companies”) and Options shall not be granted as ISOs to non-employee Directors or independent contractors;

(b)	“Disability” in respect of an ISO shall mean “permanent and total disability” as defined in sub-section 22(e)(3) of the Code;

(c)

if an Optionee ceases to be employed by the Company and/or all Related Entities other than by reason of death or Disability, Options shall be eligible for treatment as ISOs only if exercised no later than three (3) months following such termination of employment;

(d)

the Exercise Price in respect of Options granted as ISOs to employees who own more than 10% of the combined voting power of all classes of stock of the Company or a Related Entity (for purposes of this Section 4.11, a “10% Stockholder”) shall be not less than 110% of the Fair Market Value per Common Share on the Date of Grant and the term of any ISO granted to a 10% Stockholder shall not exceed 5 years measured from the Date of Grant;

(e)

Options held by an Optionee shall be eligible for treatment as ISOs only if the Fair Market Value (determined at the Date of Grant) of the Common Shares with respect to which such Options and all other options intended to qualify as “incentive stock options” under Section 422 of the Code held by such Optionee and granted under this Plan or any other plan of the Company or a Related Entity and which are exercisable for the first time by such Optionee during any one calendar year does not exceed US$100,000 at such time;

(f)

by accepting an Option granted as an ISO under this Plan, an Optionee agrees to notify the Company in writing immediately after such Participant makes a “Disqualifying Disposition” of any Common Shares acquired pursuant to the exercise of such ISO; for this purpose, a “Disqualifying Disposition” is any disposition occurring on or before the later of (i) the date two years following the date that such ISO was granted or (ii) the date one year following the date that such ISO was exercised;

(g)

notwithstanding that this Plan shall be effective when adopted by the Board, no ISO granted under this Plan may be exercised until this Plan is approved by the Company’s shareholders and, if such approval is not obtained within 12 months after the date of the Board’s adoption of this Plan, then all ISOs previously granted shall terminate and cease to be outstanding and the provisions of this Section 4.11 shall cease to have effect; furthermore, the Board shall obtain shareholder approval within 12 months before or after any increase in the total number of shares that may be issued under this Plan or any change in the class of employees eligible to receive ISOs under this Plan;

(h)

no modification of an outstanding Option that would provide an additional benefit to an Optionee, including a reduction of the Exercise Price or extension of the Exercise Period, shall be made without consideration and disclosure of the likely United States federal income tax consequences to the Optionees affected thereby; and

(i)

ISOs shall be neither transferable nor assignable by the Participant other than by will or the laws of descent and distribution and may be exercised, during the Optionee’s lifetime, only by such Optionee.

4.12	Non-Transferability

Subject to Section 4.6, applicable law and the rules and policies of any stock exchange on which the Common Shares are listed, if applicable, Options granted under this Plan may only be exercised during the lifetime of the Individual Optionee by such Individual Optionee personally. Except to the extent permitted by the Board, no assignment or transfer of Options, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Options whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect.

ARTICLE 5

RESTRICTED AWARDS

5.1	General

A Restricted Award is an Award of Common Shares (“Restricted Shares”) or hypothetical Common Share units (“Restricted Share Units”) having a value equal to the Fair Market Value of an identical number of Common Shares, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Board shall determine. Each Restricted Award so granted shall be subject to the conditions set forth in this Article 5, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

5.2	Restricted Shares and Restricted Share Units

(a)

Each Awardee granted Restricted Shares shall execute and deliver to the Company an Award Agreement with respect to the Restricted Shares setting forth the restrictions and other terms and conditions applicable to such Restricted Shares, as determined by the Board. If the Board determines that the Restricted Shares shall be held by the Company or in escrow rather than delivered to the Awardee pending the release of the applicable restrictions, the Board may require the Awardee to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Board, if applicable and (ii) the appropriate blank share transfer power with respect to the Restricted Shares covered by such Award Agreement. If an Awardee fails to execute the applicable Award Agreement evidencing an Award of Restricted Shares and, if applicable, an escrow agreement and share transfer power, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Awardee generally shall have the rights and privileges of a shareholder as to such Restricted Shares, including, subject to Section 3.6, the right to vote such Restricted Shares and the right to receive dividends; provided that, any cash dividends and share dividends with respect to the Restricted Shares shall be withheld by the Company for the Awardee’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Board. The cash dividends or share dividends so withheld by the Board and attributable to any particular share of the Restricted Shares (and earnings thereon, if applicable) shall be distributed to the Awardee in cash or, at the discretion of the Board, in Common Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Awardee shall have no right to such dividends.

(b)

The terms and conditions of a grant of Restricted Share Units shall be reflected in an Award Agreement. No Common Shares shall be issued at the time a Restricted Share Unit is granted and the Company will not be required to set aside a fund for the payment of any such Award. An Awardee shall have no voting rights with respect to any Restricted Share Units granted hereunder. At the discretion of the Board, each Restricted Share Unit (representing one Common Share) may be credited with cash and share dividends paid by the Company in respect of one Common Share (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company for the Awardee’s account and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Board. Dividend Equivalents credited to an Awardee’s account and attributable to any particular Restricted Share Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Board, in Common Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Awardee upon settlement of such Restricted Share Unit and, if such Restricted Share Unit is forfeited, the Awardee shall have no right to such Dividend Equivalents.

5.3	Restrictions

(a)

Restricted Shares awarded to an Awardee shall, in addition to Sections 3.5 and 3.6, be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement:

(i)	the Awardee shall not be entitled to delivery of the share certificate with respect to the Restricted Shares;

(ii)	the Restricted Shares shall be subject to the restrictions on transferability set forth in the Award Agreement;

(iii)	the Restricted Shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and

(iv)

if any Restricted Shares are forfeited, all rights of the Awardee to such Restricted Shares and as a shareholder with respect to such Restricted Shares shall terminate without further obligation on the part of the Company.

(b)	Restricted Share Units awarded to any Awardee shall be subject to:

(i)

forfeiture until the expiration of the Restricted Period and to the extent such Restricted Share Units are forfeited, all rights of the Awardee to such Restricted Share Units shall terminate without further obligation on the part of the Company; and

(ii)	such other terms and conditions as may be set forth in the applicable Award Agreement.

(c)	Restricted Share Units awarded to any Awardee that is not a non-resident for purposes of the Income Tax Act (Canada) shall:

(i)

if such Restricted Share Units are to be settled in cash, only be settled in cash and shall be fully paid out by December 31 of the third calendar year following the year of service of the Awardee to which such Award relates; or

(ii)	if such Restricted Share Units are to be settled in Common Shares, only be settled with Common Shares issued from treasury.

(d)

The Board shall have the authority to remove any or all of the restrictions on the Restricted Shares and Restricted Share Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Date of Grant of the Restricted Shares or Restricted Share Units, such action is appropriate.

5.4	Restricted Period

(a)

With respect to Restricted Awards, unless otherwise specified by the Board at the time of granting the Restricted Award or as set forth in Section 5.3(c), the Restricted Period shall commence on the Date of Grant and end no earlier than four years after the Date of Grant; provided that if the Awardee is:

(i)	terminated by the Company; or

(ii)	voluntarily resigns his or her engagement or employment with the Company; or

(iii)	ceases to work for the Company as a result of retirement, death or disability,

in each case, prior to the fourth anniversary of the Date of Grant, then that number of Restricted Shares or Restricted Share Units subject to the Restricted Award as is equal to:

(i)

where the date of the event noted in any of Sections 5.4(a)(i)-(iii) is prior to the first anniversary of the Date of Grant, all Restricted Shares or Restricted Share Units subject to the Restricted Award; or

(ii)

where the date of the event noted in any of Sections 5.4(a)(i)-(iii) is on or after the first anniversary of the Date of Grant but before the fourth anniversary of the Date of Grant, then 3/4 of the Restricted Shares or Restricted Share Units subject to the Restricted Award, multiplied by the fraction that the numerator of which is the result of 36 less the number of complete calendar months that have elapsed since the first anniversary of the Date of Grant, and the denominator of which is 36, shall be automatically cancelled and, in the case of Restricted Shares, the Common Shares subject to such Restricted Award shall be added back to the number of Common Shares reserved for issuance under this Plan and such Common Shares will again become available for grant under this Plan.

(b)	No Restricted Award may be granted or settled for a fraction of a Common Share.

5.5	Delivery of Restricted Shares and Settlement of Restricted Share Units

(a)	Upon the expiration of the Restricted Period with respect to any Restricted Shares:

(i)

the restrictions set forth in Section 5.3 and the applicable Award Agreement shall be of no further force or effect with respect to such Restricted Shares, except as set forth in the applicable Award Agreement; and

(ii)

the Company shall deliver to the Awardee, or his or her beneficiary, without charge, the share certificate evidencing the Restricted Shares which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or share dividends credited to the Awardee’s account with respect to such Restricted Shares and the interest thereon, if any.

(b)

Upon the expiration of the Restricted Period with respect to any outstanding Restricted Share Units, the Company shall deliver to the Awardee, or his or her beneficiary, without charge, one Common Share for each such outstanding Restricted Share Unit (for purposes of this Section 5.5, a “Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 5.2(b) and the interest thereon or, at the discretion of the Board, in Common Shares having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Board may, in its sole discretion, elect to pay cash or part cash and part Common Shares in lieu of delivering only Common Shares for Vested Units. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to each Vested Unit.

5.6	Share Legend

Each certificate representing Restricted Shares awarded under this Plan shall bear a legend in such form as the Company deems appropriate.

ARTICLE 6

SHARE CAPITAL ADJUSTMENTS

6.1	General

The existence of any Awards does not affect in any way the right or power of the Company or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, arrangement, combination, merger or consolidation involving the Company, to create or issue any bonds, debentures, Common Shares or other securities of the Company or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on this Plan or any Award pursuant to this Plan.

6.2	Reorganization of Company’s Capital

Should the Company effect a subdivision or consolidation of Common Shares or any similar capital reorganization or a payment of a share dividend (other than a share dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company that, in the opinion of the Board, would warrant the replacement or amendment of any existing Awards in order to adjust: (a) the number of Common Shares that may be acquired pursuant to any outstanding Awards; and/or (b) in the case of Options, the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Optionees, the Board will authorize such steps to be taken as may be equitable and appropriate to that end.

6.3	Other Events Affecting the Company

In the event of an amalgamation, arrangement, combination, merger or other reorganization involving the Company by exchange of Common Shares, by sale or lease of assets or otherwise, that, in the opinion of the Board, warrants the replacement or amendment of any existing Awards in order to adjust: (a) the number of Common Shares that may be acquired pursuant to any outstanding Awards; and/or (b) in the case of Options, the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Optionees, the Board will authorize such steps to be taken as may be equitable and appropriate to that end.

6.4	Immediate Exercise of Awards

Where the Board determines that the steps provided in Sections 6.2 and 6.3 would not preserve proportionately the rights and obligations of the Awardees in the circumstances or otherwise determines that it is appropriate, the Board may permit the immediate exercise of any outstanding Awards that are not otherwise exercisable.

6.5	Issue by Company of Additional Shares

Except as expressly provided in this Article 6, neither the issue by the Company of shares of any class in its capital or by the Company or a Related Entity of securities convertible into or exchangeable for shares of any class in the capital of the Company, nor the conversion or exchange of such shares or securities, affects (and no adjustment by reason thereof is to be made with respect to): (a) the number of Common Shares that may be acquired pursuant to any outstanding Awards; or (b) in the case of Options, the Exercise Price of any outstanding Options.

6.6	Fractions

No fractional Common Shares will be issued on the exercise of an Award. Accordingly, if, as a result of any adjustment under Sections 6.2 to 6.4 inclusive, an Awardee would become entitled to a fractional Common Share, the Awardee has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

6.7	Conditions of Exercise

This Plan and each Award are subject to the requirement that if at any time the Board determines that the listing, registration or qualification of the Common Shares subject to such Award upon any securities exchange or under any provincial or federal law, or the consent or approval of any governmental body, securities exchange or of the holders of the Common Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Award or the issue or purchase of Common Shares thereunder, no such Award may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board. The

Awardees shall, to the extent applicable, cooperate with the Company in relation to such listing, registration, qualification, consent or other approval and shall have no claim or cause of action against the Company or any of its officers or directors as a result of any failure by the Company to obtain or to take any steps to obtain any such registration, qualification or approval.

ARTICLE 7

MISCELLANEOUS PROVISIONS

7.1	Legal Requirement

The Company is not obligated to grant any Awards, issue any Common Shares or other securities, make any payments or take any other action if, in the opinion of the Board, in its sole discretion, such action would constitute a violation by an Awardee, the Company or a Related Entity of any provision of any applicable statutory or regulatory enactment of any government or government agency.

7.2	Awardee’s Entitlement

Except as otherwise provided in this Plan, Awards previously granted under this Plan, whether or not then exercisable, are not affected by any change in the relationship between, or ownership of, the Company and a Related Entity. For greater certainty, all Awards remain valid and, in the case of Options, exercisable, in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, a Related Entity ceases to be a Related Entity.

7.3	Withholding Taxes

As a condition of and prior to participation in this Plan, each Awardee authorizes the Company to withhold from any amount otherwise payable to the Awardee any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of the Awardee’s participation in this Plan or issuance of Common Shares. The Company may, prior to and as a condition of issuing any Common Shares in such circumstances, require the Awardee to pay to the Company in cash or such other consideration as the Board, in its discretion, may accept, such amount as the Company is obliged to remit in accordance with applicable laws in respect of any such issuance of Common Shares or payment or crediting of such amount. The Company shall also have the right, in its sole discretion, to satisfy any such liability for withholding or other required deduction amounts by requiring the Awardee to complete a sale in respect of such number of Common Shares that have been issued and would otherwise be delivered to the Awardee under this Plan, and any amount payable from such sale will first be paid to the Company to satisfy any liability for withholding. The Company may require an Awardee, as a condition of participation in this Plan, to pay or reimburse the Company for any cost incurred by the Company as a result of the participation by the Awardee in this Plan.

7.4	Waiver of Information Rights

Subject to the discretion of the Board, an Awardee that has been issued Common Shares pursuant to an Award granted under this Plan shall, by acceptance of such Common Shares, be deemed to have waived any rights such shareholder would otherwise have to receive financial statements of the Company.

7.5	Non-Canadian Participants

In order to assure the viability of Awards granted to Participants employed or resident in countries other than Canada, the Board may provide for such additional or varied terms in the Award Agreements entered into with such Participants as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

7.6	Rights of Participant

No Participant has any claim or right to be granted an Award (including an Award granted in substitution for any Award that has expired pursuant to the terms of this Plan). No Optionee or Awardee for Restricted Share Units has any rights as a shareholder of the Company in respect of Common Shares issuable pursuant to any Award until the allotment and issuance to the Optionee or the Awardee for Restricted Share Units of certificates representing such Common Shares in accordance with this Plan and the applicable Award Agreement representing such Option or Restricted Share Units, as the case may be.

7.7	Termination

The Board may terminate this Plan at any time without shareholder approval. Notwithstanding the foregoing, subject to the discretion of the Board, the termination of this Plan shall have no effect on outstanding Awards, which shall continue in effect in accordance with their terms and conditions and the terms and conditions of this Plan.

7.8	Compliance with Stock Exchange

The Board may make changes to the terms of any granted Awards or this Plan to the extent necessary or desirable to comply with any rules, regulations or policies of any stock exchange on which the Common Shares may be listed following an Initial Public Offering.

7.9	Indemnification

Every Director will at all times be indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever, including any income tax liability arising from any such indemnification, that such Director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Director, otherwise than by the Company or a Related Entity, for or in respect of any act done or omitted by the Director in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.

7.10	Participation in this Plan

The participation of any Participant in this Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in this Plan. In particular, participation in this Plan does not constitute a condition of employment or service nor a commitment on the part of the Company or any Related Entity to ensure the continued employment or service of such Participant. This Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Common Shares. The Company does not assume responsibility for the personal income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

7.11	Amendments

The Board may, without notice, at any time or from time to time, amend this Plan or any provisions hereof in such respects as it, in its sole discretion, determines appropriate; provided that no such amendment shall have any effect with respect to all Awards outstanding as at the date of such amendment without the prior consent of the Awardees holding Awards that represent at least a majority of the Common Shares that are subject to the then outstanding Awards; provided that if any such amendment impairs an Awardee’s rights or increases an Awardee’s obligations under such Awardee’s Award or creates or increases an Awardee’s income tax liability with respect to an Award, in each case, in a manner that would materially and adversely affect such Awardee disproportionately more than any other Awardee, such amendment shall also be subject to such Awardee’s consent.

7.12	Corporate Action

Nothing contained in this Plan or in an Award shall be construed so as to prevent the Company from taking corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award, including, with respect to an Award previously granted, any adjustments to the Exercise Price, Exercise Period or number of Commons Shares subject to the Award, provided that any such adjustment is required by any securities exchange or applicable securities laws.

7.13	Notices

All written notices to be given by the Awardees to the Company shall be delivered personally or by registered mail, postage prepaid, addressed as follows:

Turnstone Biologics Inc.

787 Bank Street, 2nd Floor

Ottawa ON K1S 3V5

Attention: Chief Executive Officer

Any notice given by the Awardee pursuant to the terms of an Award shall not be effective until actually received by the Company at the above address.

DATED October 1, 2016.

[Signature Page Follows]

TURNSTONE BIOLOGICS INC.

By:	/s/ Sammy Farah
Name: Sammy Farah
Title: Chief Executive Officer

[SIGNATURE PAGE TO THE EQUITY INCENTIVE PLAN]

SCHEDULE A

Form of Option Agreement

•11

Dear •:

Turnstone Biologics Inc. (the “Company”) grants to you an option (this “Option”) to purchase, in accordance with and subject to the terms, conditions and restrictions of this Option Agreement (which are attached to this Option Agreement as Appendix I) and the provisions of the Amended and Restated Equity Incentive Plan of the Company dated October 1, 2016 (the “Plan”), the number and type of Common Shares in the capital of the Company (the “Common Shares”) at an exercise price per share set forth below:

Total Number of Common Shares Subject to this Option:	• [Voting / Non-Voting] Common Shares

Exercise Price:	$•

Vesting Commencement Date:	•

Type of Participant:	☐ Employee Participant ☐ Executive Participant ☐ Director Participant ☐ Consultant Participant (If none selected, the Type of Participant shall be an Employee Participant.)

[1]	Insert Date of Grant

If you wish to accept this Option, please print your name and sign and date this Option Agreement, as set out below.

TURNSTONE BIOLOGICS INC.

By:
Name:
Title:

I have read the foregoing Option Agreement and accept this Option to purchase Common Shares in accordance with and subject to the terms and conditions of this Option Agreement and the Plan. I understand that I may review the complete text of the Plan by contacting the Chief Executive Officer of the Company. I agree to be bound by the terms and conditions of the Plan governing this Option.

Date Accepted	Optionee’s Signature

Optionee’s Name
(Please Print)

A-2

APPENDIX I

GENERAL TERMS AND CONDITIONS

1.

The terms and conditions of the Plan are incorporated by reference as terms and conditions of this Option Agreement and all capitalized terms used in this Option Agreement, unless expressly defined in a different manner, have the meanings given in the Plan.

2.

Subject to Sections 4.9 and 6.4 of the Plan and unless otherwise determined by the Board at the time of granting this Option, this Option is exercisable in the installments set forth in Section 4.4 of the Plan.

3.	In no event is this Option exercisable after the expiration of the relevant Exercise Period, as contemplated pursuant to the Plan.

4.

No fractional Common Shares will be issued on the exercise of this Option. If, as a result of any adjustment to the number of Common Shares issuable on the exercise of this Option pursuant to the Plan, you would be entitled to receive a fractional Common Share, you have the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the disregarded fractional Common Shares.

5.

Nothing in the Plan or in this Option Agreement will affect the Company’s right, or that of a Related Entity, to terminate your employment of, term of office of, or consulting agreement or arrangement at any time for any reason whatsoever. Upon such termination, your rights to exercise this Option will be subject to restrictions and time limits for exercising this Option, as set forth in the Plan. Complete details of such restrictions are set out in the Plan, and in particular in Sections 4.6 and 4.7 of the Plan.

6.

Each notice relating to this Option, including the exercise thereof, must be in writing. All notices to the Company must be delivered personally or by prepaid registered mail and must be addressed to the Chief Executive Officer of the Company (or the most senior appointed officer of the Company). All notices to you will be addressed to your principal address on file with the Company. Either the Company or you may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing. Any notice given by either you or the Company is not binding on the recipient thereof until received.

7.

When the issuance of Common Shares on the exercise of this Option may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to refuse to issue such Common Shares for so long as such conflict or inconsistency remains outstanding.

8.

Subject to Section 4.6 of the Plan, this Option may only be exercised during your lifetime by you personally and, subject to Section 4.12 of the Plan, no assignment or transfer of this Option, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Option whatsoever in any assignee or transferee, and immediately upon any assignment or transfer or any attempt to make such assignment or transfer, this Option terminates and is of no further force or effect. Complete details of this restriction are set out in the Plan.

9.

You agree that any rule, regulation or determination, including the interpretation by the Board of the Plan, this Option and its exercise, is final and conclusive for all purposes and binding on all persons including the Company and you.

10.

To comply with your obligations under the Plan, you agree to sign and deliver a Power of Attorney at the time of exercising this Option, in the form attached to the Plan as Schedule C (subject to such amendments thereto as the Board may, in its discretion, require from time to time).

11.	This Option Agreement has been made in and is to be construed under and in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

[ADDITIONAL US TERMS AND CONDITIONS

12.

The Company may postpone the issuance of Common Shares until it receives satisfactory proof that the issuance of such Common Shares will not violate any of the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. You understand that the Company is under no obligation to register or qualify the Common Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

13.	Purchase for Purpose of Investment.

(a)

Securities Law Restrictions. Regardless of whether the offering and sale of Common Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(b)

Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering, you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Common Shares acquired under this Option

Agreement without the prior written consent of the Company. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be required by the Company; provided, however, that with respect to any particular underwritten public offering, such period shall not exceed 180 days.

In the event of any adjustment of, changes in or additions to the Common Shares, any new, substituted or additional interests or securities which are by reason of such adjustment, change or addition distributed with respect to any Common Shares subject to the Market Stand-Off, or into which such Common Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Common Shares acquired under this Option Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 13(b). This Section 13(b) shall not apply to Common Shares that are registered in a public offering under the Securities Act.

(c)

Investment Intent at Grant. You represent and agree that at the time of grant the Common Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

(d)

Investment Intent at Exercise. In the event that the sale of Common Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise that the Common Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(e)

Legends. If the Company chooses to deliver certificates to evidence the Common Shares purchased under this Option Agreement in an unregistered transaction all such certificates shall bear the following or a substantially similar legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (A) REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, OR (B) IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.”

(f)

Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a share certificate representing Common Shares sold under this Option Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(g)	Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 13 shall be conclusive and binding on you and all other persons.

14.

You acknowledge and agree that the Company makes no representation about the applicability of U.S. tax laws, including of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), to this Option Agreement and you covenant and agree that the Company shall have no liability to you in the event that Section 409A applies to this Option Agreement. You acknowledge and agree that you are solely responsible for all U.S. tax obligations arising in relation to this Option Agreement.

In the event that any non-qualified deferred compensation (as determined under Section 409A) is payable upon your Separation from Service under this Option Agreement, or any other plan in which you participate, then notwithstanding anything else in the applicable agreement or plan, if you are a Specified Employee, no amount shall be payable prior to the six months from the date that you experience a Separation from Service.

For the purposes of this Section 14, “Separation from Service” shall have the meaning given thereto under Section 409A and the regulations and authority thereunder; and “Specified Employee” shall have the meaning set forth in Section 409A and the regulations and authority thereunder and shall be determined in accordance with the Company’s regular process for the identification of “Specified Employees”.

15.

You acknowledge that the Company is not responsible for providing (and has not provided) you with any advice relating to tax matters (including Canadian, U.S. or other tax matters) and are responsible for consulting an independent tax advisor regarding the tax consequences that may be applicable to you in connection with the receipt of any Option pursuant to this Option Agreement.][2]

16.	[This Option is for non-qualified share options and is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.][3]

[2]	Insert for US-based Optionees
[3]

Review with U.S. Tax counsel before issuing ISOs. If ISOs are intended, replace section 15 with: “This Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. The holding period and other terms in Section 4.11 of the Plan apply in order to qualify for ISO treatment.”

SCHEDULE B

Form of Exercise Notice – Options

I, __________________________________________, hereby exercise the option (print name)

(print name)

to purchase _______________ [Voting / Non-Voting] Common Shares (each, a “Common Share”) in the capital of Turnstone Biologics Inc. (the “Company”) at a purchase price of $________ per Common Share. This Exercise Notice is delivered in respect of the option to purchase _____________ Common Shares (the “Option”) that was granted to me on _____________________ pursuant to the Option Agreement entered into between the Company and me. In connection with the foregoing, I enclose cash, a certified cheque, bank draft or money order payable to the Company in the amount of $_______________ as full payment for the Common Shares to be received upon exercise of the Option.

Date	Optionee’s Signature

SCHEDULE C

Form of Power of Attorney

The undersigned holder of Common Shares (the “Common Shares”) in the capital of Turnstone Biologics Inc. (the “Company”) hereby irrevocably appoints the Chief Executive Officer of the Company (or the most senior appointed officer of the Company) (the “Attorney”), from time to time, as the sole and exclusive attorney of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting, consent and similar rights of the undersigned, in a manner consistent with all resolutions passed, consents given or recommendations made by the Board of Directors of the Company, and/or sign any shareholder consents or amendments to the shareholders agreement, with respect to all of the Common Shares that now are or hereafter will be registered in the name of, and/or beneficially owned by, the undersigned, and any and all other shares or securities of the Company issued or issuable on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Power of Attorney.

Upon the undersigned’s execution of this Power of Attorney, any and all prior powers of attorney and proxies given by the undersigned with respect to any shares in the capital of the Company are hereby revoked and the undersigned agrees not to grant any subsequent powers of attorney or proxies with respect to the shares. This Power of Attorney may be exercised during any subsequent legal incapacity on the undersigned’s part.

This Power of Attorney is coupled with an interest and is granted in consideration of the Company issuing to the undersigned Common Shares. The provisions of this Power of Attorney relating to the Common Shares shall apply, mutatis mutandis, to any shares or securities into which the Common Shares may be converted, exchanged, changed, reclassified, redesignated, subdivided or consolidated, any shares or securities which entitle the holder thereof to vote at any meeting of shareholders of the Company which may be distributed on the Common Shares as a stock dividend or otherwise and any shares or securities of the Company or of any successor corporation which may be received on or in respect of the Common Shares on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

This Power of Attorney shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The undersigned hereby agrees not to take any action that results in the termination of this Power of Attorney prior to the termination hereof. Any proxy executed and delivered pursuant hereto relating to any meeting of shareholders or any adjournments thereof shall revoke any proxy otherwise executed and delivered by or on behalf of the undersigned with respect to such meeting or any adjournments thereof, regardless of the respective dates thereof.

The undersigned hereby agrees that the Attorney will have no liability or responsibility whatsoever by reason of any loss or damage to the undersigned arising out of or in consequence of any mistake or error of law or fact on any matter or thing done or omitted to be done in connection with the exercise of the rights as contemplated by this Power of Attorney.

Any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

This Power of Attorney shall terminate, and be of no further force and effect, upon the earlier of: (i) the undersigned ceasing to be a security holder of the Company; and (ii) upon an Initial Public Offering (as defined in the Company’s Amended and Restated Equity Incentive Plan dated October 1, 2016) by the Company.

DATED the      day of                 , 20    .

In the presence of:

Witness	Optionee’s Signature